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EXHIBIT 99.1

FOR IMMEDIATE RELEASE
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                    GUARDIAN TECHNOLOGIES INTERNATIONAL, INC.
                    ACQUIRES CERTAIN INTELLECTUAL PROPERTY OF
                               DIFFERENCE ENGINES


DULLES, Va.--(BUSINESS WIRE)--Jan. 16, 2004--Guardian Technologies International, Inc. (OTCBB:GDTI), an Intelligent Systems Solution Provider
(ISSP), today announced that it has completed the previously announced purchase of certain Intellectual Property (IP), which includes certain radiology imaging, compression, and feature enhancement technologies from Difference Engines Corporation (DE), a privately-held company in Columbia, MD. The closing occurred effective December 19, 2003, after certain conditions were met, including a requirement that DE obtain approval of its stockholders for the transaction.

         Guardian acquired certain IP assets of DE including compression software technology described as DE's Visual Internet Applications or DEVision, as well as title and interest in the use of the name and the copyright of DE. The purchase price consisted of Guardian issuing to DE 587,000 shares of its common stock as consideration for the purchase of the IP and the cancellation of a convertible promissory note that DE had issued to Guardian in the amount of approximately $25,000 representing advances Guardian made to DE.

         The 587,000 shares of common stock are subject to a two (2) year lock up and possess piggy-back registration rights for a period of three (3) years commencing on the date of the expiration of the lock up period. If, following the expiration of the lock up period, the shares not are be eligible for resale under Rule 144 and have not been registered under the Securities Act, the holder of the shares may demand redemption of the shares. The redemption price is to be calculated on the basis of the average of the closing bid and asked prices of Guardian's common stock for the twenty (20) consecutive business days ending on the day prior to the date of the exercise of the holder's right of redemption.

         Mr. Walter Ludwig, a director of Guardian, is also the president, a director and a principal stockholder of DE. As part of the transaction, Messrs. Ludwig and Victor T. Hamilton, founders of DE, entered into two (2) year and one
(1) year employment agreements, respectively, with Guardian at base salaries of $120,000 and $90,000 per annum, respectively.

         According to Michael Trudnak, CEO of Guardian Technologies, "we have long thought of Life Sciences as one of Guardian's primary markets for its advanced Intelligent Reasoning Information Systems (IRIS). This intelligent solution combined with imaging technologies, has applications across all areas of medical information."

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         "We feel this transaction provides Guardian with the most advanced platform currently available for penetrating the market for HIPAA compliance. This market is estimated to have a potential size of $160 billion. Our platform allows medical providers to store all medical records, documentation, and medical images in a secure 'point & click' software platform. It will be a significant contributor to our revenues in 2004," Trudnak continued.

ABOUT GUARDIAN TECHNOLOGIES

Guardian Technologies, based in Dulles, Virginia, is an Intelligent System Solutions Provider (ISSP), which has developed an advanced platform currently available for knowledge management products applicable across a broad range of industries.

Guardian's main product, ISSP continues to experience unprecedented levels of excitement since its introduction last summer. Our portfolio of advanced machine learning technology closes the innovation gap by leveraging the tools and solutions methodology necessary to rapidly deliver intelligent computer based reasoning solutions.

For additional information, please visit Guardian's, web site at WWW.GUARDIANTECHINTL.COM.

FORWARD-LOOKING STATEMENTS

        THE STATEMENTS MADE IN THIS RELEASE THAT ARE NOT HISTORICAL FACTS CONTAIN FORWARD-LOOKING INFORMATION THAT INVOLVE RISKS AND UNCERTAINTIES. ALL STATEMENTS, OTHER THAN STATEMENTS OF HISTORICAL FACTS, WHICH ADDRESS GUARDIAN'S EXPECTATIONS, SHOULD BE CONSIDERED AS FORWARD-LOOKING STATEMENTS. SUCH STATEMENTS ARE BASED ON KNOWLEDGE OF THE ENVIRONMENT IN WHICH GUARDIAN CURRENTLY OPERATES, BUT BECAUSE OF THE FACTORS HEREIN LISTED, AS WELL AS OTHER FACTORS BEYOND ITS CONTROL, ACTUAL RESULTS MAY DIFFER MATERIALLY FROM THE EXPECTATIONS EXPRESSED IN THE FORWARD-LOOKING STATEMENTS. IMPORTANT FACTORS THAT MAY CAUSE ACTUAL RESULTS TO DIFFER FROM ANTICIPATED RESULTS INCLUDE, BUT ARE NOT LIMITED TO, OBTAINING NECESSARY APPROVALS AND OTHER RISKS DETAILED FROM TIME TO TIME IN THE COMPANY'S SECURITIES AND OTHER REGULATORY FILINGS.

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For further information, contact:     Jens Dalsgaard
                                      Redwood Consultants, LLC
                                      Tel: (415) 884-0348